Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 for Next 1 Interactive, Inc., of our report dated July 23, 2008, relating to the consolidated financial statements of Extraordinary Vacations USA, Inc., appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Kramer Weisman and Associates, LLP Certified Public Accountants Davie, Florida October 10, 2008.